UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 19, 2014

KINDER MORGAN, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-35081 (Commission File Number)	80-0682103 (I.R.S. Employer Identification No.)

1001 Louisiana Street, Suite 1000

Houston, Texas 77002

 (Address of principal executive offices, including zip code)

713-369-9000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒          Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.             Entry into a Material Definitive Agreement.

Bridge Facility

On September 19, 2014, Kinder Morgan, Inc. (“KMI”), as borrower, entered into a Bridge Credit Agreement (the “Bridge Facility”) with the lenders listed on the signature pages to such agreement and Barclays Bank PLC (“Barclays”), as administrative agent. The Bridge Facility provides for an up to $5.0 billion term loan facility which will mature 364 days following the closing date (as defined in the Bridge Facility).

The obligations of the lenders to provide loans under the Bridge Facility are subject to a number of conditions, including, without limitation, consummation of the Proposed Transactions (as defined below) substantially concurrently with the borrowing of funds under the Bridge Facility (as long as such consummation does not occur pursuant to any waivers or amendments to the merger agreements governing the Proposed Transactions that are materially adverse to the interest of the lenders). Further, KMI and its subsidiaries are not subject to the financial and other covenants referred to below until such conditions are satisfied.

KMI may use borrowings under the Bridge Facility to pay cash consideration and transaction costs associated with its proposed acquisitions, directly or indirectly through one or more subsidiaries, of all of the outstanding equity interests of Kinder Morgan Management, LLC (“KMR”), Kinder Morgan Energy Partners, L.P. (“KMP”) and El Paso Pipeline Partners, L.P. (“EPB”) that KMI does not currently own, directly or indirectly (the “Proposed Transactions”).  KMI also may use a portion of the borrowings under the Bridge Facility to refinance term loan facility indebtedness outstanding under the existing Credit Agreement, dated as of May 6, 2014, by and among KMI, the lenders party thereto from time to time, Barclays, as administrative agent and collateral agent, and the other parties thereto (“KMI’s Existing Credit Agreement”).

Interest on borrowings under the Bridge Facility will initially be calculated based on either (a) LIBOR plus an applicable margin ranging from 1.250% to 1.750% per annum based on the credit rating of KMI’s senior unsecured non-credit enhanced long term indebtedness for borrowed money (“KMI’s Credit Rating”) or (b) the greatest of (1) the Federal Funds Effective Rate in effect on such day plus ½ of 1%, (2) the Prime Rate in effect for such day, and (3) the LIBOR Rate for a Eurodollar Loan with a one month interest period that begins on such day plus 1%, plus, in each case an applicable margin ranging from 0.250% to 0.750% per annum based on KMI’s Credit Rating.  In addition, in each case the applicable margin will increase by 0.25% for each 90 day period that any loans remain outstanding under the Bridge Facility.

The Bridge Facility provides for the payment by KMI of certain fees, including but not limited to a ticking fee and a duration fee. The ticking fee began accruing on August 9, 2014, the date of the execution of the commitment letter for the Bridge Facility, and ends on the earlier of the termination of the commitment letter or the closing date of the Bridge Facility.  The ticking fee rate ranges from 0.15% to 0.30% based on KMI’s Credit Rating. Prior to the public announcement of credit ratings that give effect to the Proposed Transactions, the applicable ticking fee rate is 0.25%, which is also the ticking fee rate that would apply if KMI had a BBB- rating from Standard and Poor’s Rating Services and a Baa3 rating from Moody’s Investors Service. The duration fee is equal to (a) 0.50% of the aggregate principal amount of the loans outstanding under the Bridge Facility on the date that is 90 days after the closing date of the Bridge Facility, (b) 0.75% of the aggregate principal amount of the loans outstanding under the Bridge Facility on the date that is 180 days after the closing date of the Bridge Facility and (c) 1.00% of the aggregate principal amount of the loans outstanding under the Bridge Facility on the date that is 270 days after the closing date of the Bridge Facility.

Certain subsidiaries of KMI, including KMR, KMP and EPB, will be guarantors of KMI’s obligations under the Bridge Facility pursuant to a guaranty agreement to be executed in connection with the Bridge Facility on the closing date thereof.

Amounts borrowed under the Bridge Facility must be repaid with the net cash proceeds from: (a) any indebtedness for borrowed money by KMI, the guarantors or any of their wholly-owned subsidiaries, subject to certain exceptions; (b) the issuance of any equity securities by KMI, the guarantors or any of their wholly-owned subsidiaries, other than the issuances of KMI common stock in the Proposed Transactions and issuances pursuant to employee stock plans; and (c) any direct or indirect sale, assignment or other disposition of any property or assets of KMI, the guarantors or any of their wholly-owned subsidiaries (including the sale or issuance of any equity interest in any subsidiary) that results in net cash proceeds in excess of $25.0 million with respect to any single asset sale or other event and in excess of $200.0 million in the aggregate, subject to certain exceptions. The occurrence of certain events prior to the closing date of the Bridge Facility that would have resulted in a mandatory prepayment of the Bridge Facility after funding thereof will result in a reduction of the committed amount for the Bridge Facility, subject to certain exceptions. KMI may at any time make voluntary prepayments of the loans under the Bridge Facility without premium or penalty upon prior written notice, subject only to the obligation to reimburse the lenders for breakage costs.

The Bridge Facility contains financial and various other covenants that apply to KMI and its subsidiaries and are common in such agreements, including a maximum ratio of Consolidated Net Indebtedness to Consolidated EBITDA (each as defined in the Bridge Facility) of 6.50 to 1.00.  Other negative covenants include restrictions on KMI’s and certain of its subsidiaries’ ability to incur debt, grant liens, make fundamental changes or engage in transactions with affiliates, or in the case of certain material subsidiaries, permit restrictions on dividends or distributions or prepayments of loans to KMI or any guarantor.  The Bridge Facility also restricts KMI’s ability to pay dividends or repurchase stock if, before or after a dividend payment or stock repurchase, an event of default (as defined in the Bridge Facility) has or occurred and is continuing or would occur and be continuing.

The Bridge Facility contains customary events of default, including, among others, (a) non-payment; (b) non-compliance with covenants (in some cases, subject to grace periods); (c) payment default under, or acceleration events affecting, certain other indebtedness of KMI or certain of its subsidiaries; (d) bankruptcy or insolvency events involving KMI or certain of its subsidiaries and (e) a change in control of KMI.

If an event of default under the Bridge Facility exists and is continuing, the lenders may terminate their commitments and accelerate the maturity of KMI’s outstanding obligations under the Bridge Facility.

Affiliates of certain of the lenders under the Bridge Facility have provided from time to time, and may provide in the future, investment and commercial banking and financial advisory services to KMI and its affiliates in the ordinary course of business, for which they have received, and may receive in the future, customary fees and commissions.

The foregoing description of the Bridge Facility does not purport to be complete and is qualified in its entirety by reference to the Bridge Facility, which is filed as Exhibit 10.1 to this Form 8-K.

Revolving Credit Facility

On September 19, 2014, KMI, as borrower, entered into a Revolving Credit Agreement (the “Revolving Credit Facility”) with the lenders listed on the signature pages to such agreement and Barclays, as administrative agent.  The Revolving Credit Facility provides for up to $4.0 billion in borrowings from time to time by KMI, which can be increased to $5.0 billion if certain conditions are met, and will mature five years following the closing date (as defined in the Revolving Credit Facility). The Revolving Credit Facility also includes a $750.0 million sublimit for the issuance of letters of credit.

The obligations of the lenders to provide loans under the Revolving Credit Facility are subject to a number of conditions, including, without limitation, consummation of the Proposed Transactions substantially concurrently with the borrowing of funds under the Revolving Credit Facility (as long as such consummation does not occur pursuant to any waivers or amendments to the merger agreements governing the Proposed Transactions that are materially adverse to the interest of the lenders).  Further, KMI and its subsidiaries are not subject to the financial and other covenants referred to below until such conditions are satisfied.

In connection with the consummation of the Proposed Transactions, the Revolving Credit Facility will replace (a) the revolving facility set forth in KMI’s Existing Credit Agreement, (b) the facilities set forth in the Credit Agreement, dated as of May 1, 2013, among KMP, Wells Fargo Bank, National Association, as administrative agent and the other lenders and agents party thereto (the “KMP Credit Agreement”) and (c) the facilities set forth in the Credit Agreement, dated May 27, 2011, among El Paso Pipeline Partners Operating Company, L.L.C., Wyoming Interstate Company, L.L.C., EPB, Bank of America, N.A., as administrative agent, and the other lenders and letter of credit issuers from time to time parties thereto (the “EPB Credit Agreement” and, together with KMI’s Existing Credit Agreement and the KMP Credit Agreement, the “Prior Credit Facilities”). Borrowings under the Revolving Credit Facility may also be used for working capital and other general corporate purposes.

Interest on the Revolving Credit Facility will be calculated based on either (a) LIBOR plus an applicable margin ranging from 1.125% to 2.000% per annum based on KMI’s Credit Rating or (b) the greatest of (1) the Federal Funds Effective Rate in effect on such day plus ½ of 1%, (2) the Prime Rate in effect for such day, and (3) the LIBOR Rate for a Eurodollar Loan with a one month interest period that begins on such day plus 1%, plus, in each case, an applicable margin ranging from 0.125% to 1.000% per annum based on KMI’s Credit Rating.

Certain subsidiaries of KMI, including KMR, KMP and EPB, will be guarantors of KMI’s obligations under the Revolving Credit Facility pursuant to a guaranty agreement to be executed in connection with the Revolving Credit Facility on the closing date thereof.

The Revolving Credit Facility contains financial and various other covenants that apply to KMI and its subsidiaries and are common in such agreements, including a maximum ratio of Consolidated Net Indebtedness to Consolidated EBITDA (each as defined in the Revolving Credit Facility) of (a) 6.50 to 1.00, for any four-fiscal-quarter period ended on or before December 31, 2017; (b) 6.25 to 1.00, for any such period ended after December 31, 2017 and on or before December 31, 2018; and (c) 6.00 to 1.00, for any such period ended after December 31, 2018.  Other negative covenants include restrictions on KMI’s and certain of its subsidiaries’ ability to incur debt, grant liens, make fundamental changes or engage in transactions with affiliates, or in the case of certain material subsidiaries, permit restrictions on dividends or distributions or prepayments of loans to KMI or any guarantor.  The Revolving Credit Facility also restricts KMI’s ability to pay dividends or repurchase stock if, before or after a dividend payment or stock repurchase, an event of default (as defined in the Revolving Credit Facility) has or occurred and is continuing or would occur and be continuing.

The Revolving Credit Facility contains customary events of default, including, among others, (a) non-payment; (b) non-compliance with covenants (in some cases, subject to grace periods); (c) payment default under, or acceleration events affecting, certain other indebtedness of KMI or certain of its subsidiaries; (d) bankruptcy or insolvency events involving KMI or certain of its subsidiaries and (e) a change in control of KMI.

If an event of default under the Revolving Credit Facility exists and is continuing, the lenders may terminate their commitments and accelerate the maturity of KMI’s outstanding obligations under the Revolving Credit Facility.

Affiliates of certain of the lenders under the Revolving Credit Facility have provided from time to time, and may provide in the future, investment and commercial banking and financial advisory services to KMI and its affiliates in the ordinary course of business, for which they have received, and may receive in the future, customary fees and commissions.

The foregoing description of the Revolving Credit Facility does not purport to be complete and is qualified in its entirety by reference to the Revolving Credit Facility, which is filed as Exhibit 10.2 to this Form 8-K.

Item 2.03.                                        Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above is incorporated by reference in this Item 2.03 in its entirety.

Item 9.01.             Financial Statements and Exhibits.

(d)           Exhibits

10.1	Bridge Credit Agreement, dated September 19, 2014 among Kinder Morgan, Inc., as borrower, Barclays Bank PLC, as administrative agent, and the lenders party thereto.

10.2	Revolving Credit Agreement, dated September 19, 2014 among Kinder Morgan, Inc., as borrower, Barclays Bank PLC, as administrative agent, and the lenders and issuing banks party thereto.

IMPORTANT ADDITIONAL INFORMATION AND WHERE TO FIND IT

This communication may be deemed to be solicitation material in respect of the Proposed Transactions. KMI has filed a registration statement on Form S-4 in connection with the Proposed Transactions.  KMI will file with the SEC and mail to its security holders a proxy statement in connection with its special meeting.  Each of KMP, KMR and EPB plans to file with the SEC and mail to its security holders a proxy statement/prospectus in connection with the Proposed Transactions.  The registration statement, the KMI proxy statement and each proxy statement/prospectus will contain important information about KMI, KMP, KMR, EPB, the Proposed Transactions and related matters.  INVESTORS AND SECURITY HOLDERS ARE URGED TO READ CAREFULLY THE REGISTRATION STATEMENT, THE APPLICABLE PROXY STATEMENT OR PROXY STATEMENT/PROSPECTUS WHEN THEY ARE AVAILABLE AND ANY OTHER DOCUMENTS TO BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED TRANSACTIONS OR INCORPORATED BY REFERENCE IN THE PROXY STATEMENT OR THE PROXY STATEMENT/PROSPECTUS.

Investors and security holders will be able to obtain copies of the KMI proxy statement and each proxy statement/prospectus as well as other filings containing information about KMI, KMP, KMR and EPB, without charge, at the SEC’s website, http://www.sec.gov.  Copies of documents filed with the SEC by KMI, KMP, KMR and EPB will be made available free of charge on Kinder Morgan, Inc.’s website at http://www.kindermorgan.com/investor/ or by written request by contacting the investor relations department of KMI, KMP, KMR or EPB at the following address: 1001 Louisiana Street, Suite 1000, Houston, Texas 77002, Attention: Investor Relations or by phone at (713)-369-9490 or by email at km_ir@kindermorgan.com.

NO OFFER OR SOLICITATION

This communication shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

PARTICIPANTS IN THE SOLICITATION

KMI, KMP, KMR and EPB, and their respective directors and executive officers, may be deemed to be participants in the solicitation of proxies in respect of the Proposed Transactions.  Information regarding the directors and executive officers of KMI is contained in KMI’s Form 10-K for the year ended December 31, 2013 and its proxy statement filed on April 9, 2014, each of which has been filed with the SEC.  Information regarding the directors and executive officers of KMP’s general partner and KMR, the delegate of KMP’s general partner, is contained in KMP’s Form 10-K for the year ended December 31, 2013, which has been filed with the SEC.  Information regarding the directors and executive officers of KMR is contained in KMR’s Form 10-K for the year ended December 31, 2013, which has been filed with the SEC.  Information regarding the directors and executive officers of EPB’s general partner is contained in EPB’s Form 10-K for the year ended December 31, 2013, which has been filed with the SEC.

CAUTIONARY LANGUAGE CONCERNING FORWARD-LOOKING STATEMENTS

Statements in this communication regarding the Proposed Transactions involving KMI, KMP, KMR and EPB, the expected timetable for completing the Proposed Transactions, the expected benefit of the Proposed Transactions, future financial and operating results, future opportunities for the combined company and any other statements about management’s future expectations, beliefs, goals, plans or prospects constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Any statements that are not statements of historical fact (including statements containing the words “believes,” “plans,” “anticipates,” “expects,” “estimates” and similar expressions) should also be considered to be forward-looking statements.  There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward-looking statements, including: the ability to consummate the Proposed Transactions; the ability to obtain requisite regulatory and shareholder or unitholder approval and the satisfaction of the other conditions to the consummation of the Proposed Transactions; the ability to realize anticipated synergies and cost savings; the potential impact of the announcement or consummation of the Proposed Transactions on relationships, including with employees, suppliers, customers and competitors; the ability to achieve revenue growth; the effects of environmental, legal, regulatory or other uncertainties; the effects of government regulations and policies and of the pace of deregulation of retail natural gas; national, international, regional and local economic or competitive conditions and developments; possible changes in credit ratings; capital and credit markets conditions; interest rates; the political and economic stability of oil producing nations; energy markets, including changes in the price of certain commodities; weather, alternative energy sources, conservation and technological advances that may affect price trends and demand; business and regulatory or legal decisions; the timing and success of business development efforts; acts of nature, accidents, sabotage, terrorism (including cyber attacks) or other similar acts causing damage greater than the insurance coverage limits of the combined company; and the other factors and financial, operational and legal risks or uncertainties described in KMI’s, KMP’s, KMR’s and EPB’s Annual Reports on Form 10-K for the year ended December 31, 2013 and other subsequent filings with the SEC.  KMI, KMP, KMR and EPB disclaim any intention or obligation to update any forward-looking statements as a result of developments occurring after the date of this communication, other than as required by applicable law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KINDER MORGAN, INC.

Date: September 25, 2014

	By:	/s/ Kimberly A. Dang
Name: Kimberly A. Dang
Title: Vice President and Chief Financial Officer

EXHIBIT INDEX

10.1	Bridge Credit Agreement, dated September 19, 2014 among Kinder Morgan, Inc., as borrower, Barclays Bank PLC, as administrative agent, and the lenders party thereto.

10.2	Revolving Credit Agreement, dated September 19, 2014 among Kinder Morgan, Inc., as borrower, Barclays Bank PLC, as administrative agent, and the lenders and issuing banks party thereto.